Huttig Building Products, Inc. Announces First Quarter 2016 Results

ST. LOUIS, MO -- (Marketwired - May 02, 2016) -

First Quarter 2016 Highlights:

--  Net sales of $158.8 million
--  Gross margin of 20.2%
--  Net income of $1.4 million
--  Total available liquidity of $82.6 million

Huttig Building Products, Inc. ("Huttig") (NASDAQ: HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the first quarter ended March 31, 2016.

"We had another strong quarter and are off to a great start in 2016," said Jon Vrabely, Huttig President and CEO. "We continued to execute our strategic plan delivering our 20th consecutive quarterly improvement over the prior year's quarter, excluding unusual items. In addition, our acquisition of BenBilt Building Systems significantly increases our geographic coverage in the Mid-Atlantic and strengthens our position as the largest value-add millwork wholesale distributor and door fabricator in the country."

The acquisition of BenBilt Building Systems was completed on April 4, 2016 and the financial results will be included in operating results beginning in the second quarter of 2016.

                   SUMMARY OF FIRST QUARTER 2016 RESULTS
                                (unaudited)
                    (In Millions, Except Per Share Data)

                                             Three Months Ended March 31,
                                           ---------------------------------
                                                2016             2015
                                           ---------------- ----------------
Net sales                                  $  158.8  100.0% $  147.4  100.0%
Gross margin                                   32.0   20.2%     28.5   19.3%
Operating expenses                             28.9   18.2%     27.9   18.9%
Operating income                                3.1    2.0%      0.6    0.4%
Income from continuing operations before
 taxes                                          2.6    1.6%      0.1    0.1%
Net income                                      1.4    0.9%        -    0.0%
Net income from continuing operations per
 share - basic and diluted                     0.06             0.00
Net income per share - basic and diluted       0.06             0.00

Results of Operations

Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015

Net sales were $158.8 million in 2016, which was $11.4 million, or 7.7%, higher than in 2015. The increase was primarily due to higher levels of construction activity and the addition of a new product line.

Sales increased in the millwork and building products category but declined in the wood products category in 2016 compared to 2015. Millwork sales increased 12% in 2016 to $80.2 million. Building products sales increased 6% in 2016 to $62.2 million. Wood product sales decreased 2% in 2016 to $16.4 million primarily due to pricing volatility, lower levels of project shipments, and a decreased focus on lower margin products.

Gross margin increased 12% to $32.0 million in 2016 compared to $28.5 million in 2015. As a percentage of sales, gross margin increased to 20.2% in 2016 from 19.3% in 2015. The increase in gross margin percentage was primarily due to our operational initiatives as well as improved product mix as we continue to expand our value-add capabilities to service the repair/remodel construction segment.

Operating expenses increased $1.0 million to $28.9 million in 2016, compared to $27.9 million in 2015. The increase was primarily due to higher personnel costs as a result of hiring additional personnel and expenses attributable to higher variable costs associated with increased sales. The increase in personnel costs was partially offset by a decrease in fuel expense due to lower fuel costs. As a percentage of sales, operating expenses were 18.2% in 2016 and 18.9% in 2015.

Net interest expense was $0.5 million in both 2016 and 2015.

Income tax expense of $1.1 million was recognized for the quarter ended March 31, 2016 as we believe it is more likely than not that we will utilize federal and certain state tax net operating loss carryforwards in the future, as compared to the prior quarter when a full valuation allowance was applicable and no income tax expense was recognized for the quarter ended March 31, 2015.

As a result of the foregoing factors, we reported income from continuing operations of $1.5 million in the first quarter of 2016 compared to $0.1 million in the first quarter of 2015.

Adjusted EBITDA was $4.2 million in the first quarter of 2016; representing a 147% increase over Adjusted EBITDA of $1.7 million for the prior year's first quarter.

Balance Sheet

Total available liquidity was $82.6 million at March 31, 2016, representing a 36% increase over total liquidity of $60.6 million at March 31, 2015. At March 31, 2016, total available liquidity included $2.8 million of cash plus $79.8 million of availability under its credit facility, while at March 31, 2015, total available liquidity included $0.7 million of cash plus $59.9 million of availability under its credit facility for total available liquidity of $60.6 million.

About Huttig

Huttig, currently in its 131st year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 27 distribution centers serving 41 states. Huttig's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, the strength of construction, home improvement and remodeling markets and the recovery of the homebuilding industry to levels consistent with historical averages; the cyclical nature of our industry; the cost of environmental compliance, including actual expenses we may incur to resolve proceedings we are involved in arising out of a formerly owned facility in Montana; any limitations on our ability to utilize our deferred tax assets to reduce future taxable income and tax liabilities; our ability to comply with, and the restrictive effect of, the financial covenant under our credit facility; the loss of a significant customer; deterioration of our customers' creditworthiness or our inability to forecast such deteriorations; changes in commodity prices; termination of key supplier relationships; competition with existing or new industry participants; goodwill impairment; the seasonality of our operations; significant uninsured claims; federal and state transportation regulations; fuel cost increases; our failure to attract and retain key personnel; deterioration in our relationship with our unionized employees, including work stoppages or other disputes; and the financial impact of litigation or contingencies. Other important factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, those detailed in Huttig's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and in other reports filed by Huttig with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income with non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measures.

Huttig defines Adjusted EBITDA as net income adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

Huttig presents Adjusted EBITDA because it is a primary measure used by management, and by similar companies in the industry, to evaluate operating performance and Huttig believes it enhances investors' overall understanding of the financial performance of our business. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Huttig compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business. Because not all companies use identical calculations, Huttig's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (in millions):

                                                       Three Months Ended
                                                            March 31,
                                                     -----------------------
                                                        2016        2015
                                                     ----------- -----------
Net income                                           $       1.4 $         -
Discontinued operations                                      0.1         0.1
Interest expense, net                                        0.5         0.5
Income tax expense                                           1.1           -
Depreciation and amortization                                0.7         0.7
Stock compensation expense                                   0.4         0.4
                                                     ----------- -----------
Adjusted EBITDA                                      $       4.2 $       1.7
                                                     ----------- -----------

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (unaudited)
                    (In Millions, Except Per Share Data)

                                                      Three Months Ended
                                                           March 31,
                                                   -------------------------
                                                       2016         2015
                                                   ------------ ------------
Net sales                                          $     158.8  $     147.4
Cost of sales                                            126.8        118.9
                                                   ------------ ------------
  Gross margin                                            32.0         28.5
Operating expenses                                        28.9         27.9
                                                   ------------ ------------
  Operating income                                         3.1          0.6
Interest expense, net                                      0.5          0.5
                                                   ------------ ------------
Income from continuing operations before income
 taxes                                                     2.6          0.1
Income tax expense                                         1.1            -
                                                   ------------ ------------
Net income from continuing operations                      1.5          0.1
Net loss from discontinued operations, net of
 taxes                                                    (0.1)        (0.1)
                                                   ------------ ------------
Net income                                         $       1.4  $       0.0
                                                   ============ ============

Net income from continuing operations per share -
 basic and diluted                                 $      0.06  $      0.00
Net loss from discontinued operations per share -
 basic and diluted                                 $      0.00  $      0.00
Net income per share - basic and diluted           $      0.06  $      0.00

Weighted average shares outstanding:
  Basic shares outstanding                                24.4         23.9
  Diluted shares outstanding                              24.4         23.9

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEETS
                                (unaudited)
                               (In Millions)

                                            March 31, December 31, March 31,
                                              2016        2015       2015
                                            --------- ------------ ---------
ASSETS
CURRENT ASSETS:
  Cash and equivalents                      $     2.8 $        0.3 $     0.7
  Trade accounts receivable, net                 74.9         56.3      67.7
  Net Inventories                                74.5         64.3      81.7
  Other current assets                            7.4          7.3       6.7
                                            --------- ------------ ---------
    Total current assets                        159.6        128.2     156.8
                                            --------- ------------ ---------

PROPERTY, PLANT AND EQUIPMENT:
  Land                                            4.3          4.3       4.3
  Buildings and improvements                     26.5         26.5      25.5
  Machinery and equipment                        37.9         37.3      36.0
                                            --------- ------------ ---------
    Gross property, plant and equipment          68.7         68.1      65.8
  Less accumulated depreciation                  51.3         50.9      49.4
                                            --------- ------------ ---------
    Property, plant and equipment, net           17.4         17.2      16.4
                                            --------- ------------ ---------

OTHER ASSETS:
  Goodwill                                        6.3          6.3       6.3
  Other                                           1.6          1.7       2.0
  Deferred income taxes                          23.7         24.0       8.0
                                            --------- ------------ ---------
    Total other assets                           31.6         32.0      16.3
                                            --------- ------------ ---------
TOTAL ASSETS                                $   208.6 $      177.4 $   189.5
                                            ========= ============ =========

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEETS
                                (unaudited)
                      (In Millions, Except Share Data)

                                           March 31, December 31, March 31,
                                             2016        2015        2015
                                           --------- ------------ ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt     $     1.0 $        1.2 $     1.1
  Trade accounts payable                        60.9         43.6      60.3
  Deferred income taxes                          5.6          4.9       8.0
  Accrued compensation                           4.4          5.5       3.7
  Other accrued liabilities                     10.3         13.8      10.2
                                           --------- ------------ ----------
    Total current liabilities                   82.2         69.0      83.3
                                           --------- ------------ ----------
NON-CURRENT LIABILITIES:
  Long-term debt, less current maturities       64.3         47.4      76.9
  Other non-current liabilities                  7.8          8.1       3.7
                                           --------- ------------ ----------
    Total non-current liabilities               72.1         55.5      80.6
                                           --------- ------------ ----------

SHAREHOLDERS' EQUITY:
  Preferred shares: $.01 par (5,000,000
   shares authorized)                              -            -         -

  Common shares: $.01 par (50,000,000
   shares authorized: 25,143,005;
   24,977,208; and 24,868,951 shares
   issued and outstanding at March 31,
   2016, December 31, 2015 and March 31,
   2015, respectively)                           0.3          0.2       0.2
  Additional paid-in capital                    41.5         41.6      40.3
  Retained earnings (accumulated deficit)       12.5         11.1     (14.9)
                                           --------- ------------ ----------
    Total shareholders' equity                  54.3         52.9      25.6
                                           --------- ------------ ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $   208.6 $      177.4 $   189.5
                                           ========= ============ ==========

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (unaudited)
                               (In Millions)

                                                      Three Months Ended
                                                           March 31,
                                                   -------------------------
                                                       2016         2015
                                                   ------------ ------------
Cash Flows From Operating Activities:
  Net income                                       $       1.4  $         -
  Adjustments to reconcile net income to net cash
   used in operating activities:
    Net loss from discontinued operations                  0.1          0.1
    Depreciation and amortization                          0.7          0.7
    Non-cash interest expense                              0.1          0.1
    Stock-based compensation                               0.4          0.4
    Deferred taxes                                         1.0            -
    Changes in operating assets and liabilities:
      Trade accounts receivable                          (18.6)       (18.8)
      Net Inventories                                    (10.2)       (14.3)
      Trade accounts payable                              17.3         20.9
      Other                                               (5.0)        (2.4)
                                                   ------------ ------------
  Total cash used in operating activities                (12.8)       (13.3)
                                                   ------------ ------------
Cash Flows From Investing Activities:
  Capital expenditures                                    (0.6)        (0.2)
                                                   ------------ ------------
    Total cash used in investing activities               (0.6)        (0.2)
                                                   ------------ ------------
Cash Flows From Financing Activities:
  Borrowings of debt, net                                 16.3         14.3
  Repurchase shares of common stock                       (0.4)        (0.6)
                                                   ------------ ------------
    Total cash provided by financing activities           15.9         13.7
                                                   ------------ ------------
Net increase in cash and equivalents                       2.5          0.2
Cash and equivalents, beginning of period                  0.3          0.5
                                                   ------------ ------------
Cash and equivalents, end of period                $       2.8  $       0.7
                                                   ============ ============

For more information, contact:

Don Hake
investor@huttig.com